Exhibit 10(EE)
PLAN OF CONVERSION
OF
SHEBOYGAN FALLS MUTUAL INSURANCE COMPANY
Under Section 4m of Chapter 611.76 of the Wisconsin Statutes
ARTICLE I
DEFINITIONS
     As used in this Plan of Conversion, the following terms have the following meanings:
     “Acquisition” means the acquisition of all of the capital stock of SFS by DGI.
     “Adoption Date” means October 14, 2008, the date on which the Board approved and adopted this Plan.
     “Application” has the meaning specified in Section 3(a) of Chapter 611.76 of the Wisconsin Statutes.
     “Appraisal Committee” means Randy Blumer, Brian J. Hogan and Richard J. Kreintz, the three persons appointed by the Commissioner pursuant to Section 3(c) of Chapter 611.76 of the Wisconsin Statutes to determine the value of SFM as of the Effective Date of the Conversion.
     “Board” means the Board of Directors of SFM.
     “Certificate of Authority” means the certificate of authority to engage in the insurance business to be issued to SFS by OCI pursuant to Section 9 of Chapter 611.76 of the Wisconsin Statutes.
     “Commissioner” means the Commissioner of Insurance of the State of Wisconsin.
     “Contract Rights” means an Owner’s right to receive (i) the insurance coverage specified in such Owner’s Policy in accordance with the terms and provisions thereof and (ii) dividends, if any, as and when declared by the Board in accordance with the terms and provisions of each Owner’s Policy and other distributions upon liquidation or conversion.
     “Contribution Note” means the contribution note in the principal amount of $3.5 million issued by SFM to DM.
     “Conversion” means the conversion of SFM from a Wisconsin-domiciled mutual insurance company into SFS, a Wisconsin-domiciled stock insurance corporation, pursuant to Section 4m of Chapter 611.76 of the Wisconsin Statutes.

     “Conversion Resolutions” has the meaning specified in Section 2.1(a).
     “Demutualization Committee” means the committee of the Board formed in October 2007 that is comprised of the four members of the Board (Kenneth F. Maurer, James H. Fasse, Thomas A. Scribner and Lee F. Wilcox) who have no affiliation with DM and DGI.
     “DGI” means Donegal Group Inc., an insurance holding company organized and existing under the laws of the State of Delaware.
     “DM” means Donegal Mutual Insurance Company, a mutual fire insurance company organized and existing under the laws of the Commonwealth of Pennsylvania.
     “Effective Date” means the date on which the Conversion occurs as provided in Section 9 of Chapter 611.76 of the Wisconsin Statutes. It is the intent of SFM that the Effective Date be 12:01 a.m., Central Standard Time, on December 1, 2008.
     “Eligible Policyholder” means a SFM policyholder entitled to such policyholder’s equitable share in the Value of SFM as determined in accordance with Section 4m(a) of Chapter 611.76 of the Wisconsin Statutes.
     “Equitable Share” has the meaning specified in Section 4m(a) of Chapter 611.76 of the Wisconsin Statutes.
     “Hearing” means the public hearing to be held by OCI to present evidence and argument relevant to the fairness and equity of this Plan as specified in Section 6(a) of Chapter 611.76 of the Wisconsin Statutes.
     “In Force” means a Policy that was in effect on a given date. This determination is made in accordance with Section 6.3 and is based on SFM’s records.
     “Note Purchase Agreement” means the Contribution Note Purchase Agreement dated as of December 27, 2006 between SFM and DM.
     “OCI” means the Office of the Commissioner of Insurance of the State of Wisconsin, or such governmental officer, body or authority as becomes the primary regulator of SFM and SFS under applicable Wisconsin law.
     “Owner” means the Person or Persons who, as determined by the records of SFM, the Restated Articles of Incorporation of SFM and the Amended and Restated Bylaws of SFM, were holders of an In Force Policy on April 30, 2008 or who paid premiums to SFM within the five years prior to April 30, 2008 and as further specified or determined in accordance with Section 6.2.
     “Ownership Interest” means a Person’s rights as an Owner. These rights include all rights arising prior to the Effective Date under the Restated Articles of Incorporation of SFM and the Amended and Restated Bylaws of SFM and as otherwise provided under Wisconsin law through ownership or issuance of a Policy or Policies by SFM, excluding Contract Rights and any other right or interest conferred solely by and under the terms and conditions of a Policy. Such Ownership Interest rights include (i) Voting Rights and (ii) any rights of an Owner to the return of the surplus of SFM that may exist with regard to the surplus not apportioned or declared by the Board as divisible surplus, including rights of an Owner to a distribution of such surplus in dissolution or conversion proceedings under Chapter 611 of the Wisconsin Statutes.
     “Person” means an individual, corporation, limited liability company, joint venture, partnership, association, trust, trustee, unincorporated entity or any other form of organization or government or any department or agency thereof. A Person who is the Owner of Policies in more than one legal capacity, e.g., a trustee under separate trusts, shall be deemed to be a separate Person in each such capacity.
     “Plan” means this Plan of Conversion of SFM submitted to OCI pursuant to Section 4m of Chapter 611.76 of the Wisconsin Statutes as it may be amended from time to time or withdrawn in accordance with Section 7.3.
     “Policy” has the meaning specified in Section 6.1.
     “Policyholders Information Statement” means the document summarizing this Plan and containing information relevant to the Hearing, the Special Meeting and the Conversion that will be mailed to the Voting Policyholders in connection with the notice required by Section 6 of Chapter 611.76 of the Wisconsin Statutes.
     “SFM” means the Wisconsin-domiciled mutual insurance company named Sheboygan Falls Mutual Insurance Company.
     “SFS” means Sheboygan Falls Insurance Company as reorganized as and converted to the Wisconsin-domiciled stock insurance corporation named Sheboygan Falls Insurance Company.
     “Special Meeting” has the meaning specified in Section 4.1(a).
     “Value” has the meaning specified in Section 5.1(a).
     “Voting Policyholder” means the policyholders entitled to vote at the Special Meeting in accordance with Section 8 of Chapter 611.76 of the Wisconsin Statutes.
     “Voting Right” means the right of the holder of an In Force Policy to vote for the election of directors of SFM at the annual meeting of policyholders and to vote on other matters pursuant to the Restated Articles of Incorporation of SFM and the Amended and Restated Bylaws of SFM.

ARTICLE II
THE CONVERSION
     2.1 The Conversion.
          (a) The Board approved resolutions determining that the Conversion is in the best interests of the current and future policyholders of SFM and specifying the reasons therefor and the purposes of the Conversion, and the manner in which the Conversion is expected to benefit the policyholders at a meeting duly called and held on April 30, 2008 (the “Conversion Resolutions”).
          (b) Under this Plan, SFM shall convert into SFS, a Wisconsin-domiciled stock insurance corporation and all Ownership Interests shall terminate on the Effective Date. Upon the Conversion, each Eligible Policyholder shall have the right to receive cash in an amount equal to the Equitable Share of such Eligible Policyholder in the Value of SFM.
          (c) While the Ownership Interests shall terminate and be extinguished upon the Effective Date, the Conversion in and of itself shall not, in any way, alter the Contract Rights, including but not limited to, the premiums due in respect of a Policy that is In Force, reduce the benefits under a Policy that is In Force or otherwise diminish the obligations of SFS as the successor to SFM to the holders of In Force Policies.
     2.2 Conditions Precedent. The effectiveness of the Conversion and the Acquisition shall be subject to the satisfaction, or waiver by DM and SFM if legally permitted, of the following conditions in each case in accordance with applicable provisions of Chapter 611.76 of the Wisconsin Statutes:
          (i) the approval of the Conversion and other transactions that are contemplated by this Plan by OCI;
          (ii) the approval of this Plan by the Voting Policyholders of SFM; and
          (iii) DGI shall have made the payments and the contributions to SFS in accordance with subsections (b) and (c) of Section 5.4.
ARTICLE III
ACTIONS BY SHEBOYGAN FALLS MUTUAL
     3.1 Application. SFM shall file an Application with OCI requesting approval of the Conversion and the other transactions contemplated by this Plan. The Application shall include the following:
          (a) the Conversion Resolutions certified by the Secretary of SFM;

          (b) this Plan;
          (c) the form of notice of the Hearing;
          (d) the form of notice of the Special Meeting;
          (e) the form of proxy to be solicited from the Voting Policyholders with respect to the Conversion;
          (f) the Policyholders Information Statement to be mailed to the Voting Policyholders;
          (g) a Form D Statement filing with respect to the exchange of the Contribution Note for the shares of SFS;
          (h) the proposed Articles of Incorporation of SFS;
          (i) the proposed Bylaws of SFS;
          (j) a projection of the planned or anticipated financial situation of SFS for five years after the Conversion; and
          (k) any other information or documentation required or requested by OCI to make the findings required by Section 5(c) of Chapter 611.76 of the Wisconsin Statutes.
     3.2 Notice of the Hearing.
          (a) SFM, at its expense, shall mail written notice of the Hearing, in a form satisfactory to OCI, by first-class mail, postage prepaid, to each Voting Policyholder at the address of such Voting Policyholder as it appears in the books of SFM, except in instances where mailing of notice is not feasible as determined by OCI, and other interested persons as determined by OCI, not less than 10 nor more than 30 days prior to the date of the Hearing. Such notice shall be accompanied or preceded by the Policyholders Information Statement containing information relevant to the Hearing and the Conversion, including the time, date, place and purpose of the Hearing, all of which shall be in a form satisfactory to OCI.
          (b) SFM shall also post the notice of the Hearing, the form of proxy and the Policyholders Information Statement on SFM’s website. Such website posting shall be made not later than the date of mailing of the written notice of the Hearing and shall be in a form satisfactory to OCI.
ARTICLE IV
APPROVAL BY VOTING POLICYHOLDERS
     4.1 Policyholder Vote.

          (a) If OCI approves this Plan, promptly thereafter, SFM shall hold a special meeting of its Voting Policyholders (the “Special Meeting”) as required by Section 8 of Chapter 611.76 of the Wisconsin Statutes. At the Special Meeting, the Voting Policyholders shall be entitled to vote on the proposal to approve the Conversion and the other transactions contemplated by this Plan. Each Voting Policyholder shall be entitled to vote by proxy or in person at the Special Meeting.
          (b) The Conversion and the other transactions contemplated by this Plan are subject to approval by the affirmative vote of not less than two-thirds of the votes of the Voting Policyholders cast thereon by proxy or in person at the Special Meeting.
          (c) Each Voting Policyholder shall be entitled to one vote, regardless of the number of Policies or amount of insurance held by or issued to such Voting Policyholder. Two or more Persons who are the Owners of a single Policy and who are one Owner shall be deemed one Voting Policyholder for purposes of voting and shall collectively be entitled to one vote as provided in the Amended and Restated Bylaws of SFM.
     4.2 Notice of Special Meeting.
          (a) SFM shall, at its expense, mail notice of the Special Meeting by first-class mail, postage prepaid, to all Voting Policyholders as provided in this Plan. The notice shall set forth the purposes of the Special Meeting and the time, date and place of the Special Meeting, and shall enclose a form of proxy for each Voting Policyholder. Such notice and proxy shall be mailed to the address of each Voting Policyholder as it appears in the records of SFM, except in instances where mailing of notice is not feasible as determined by OCI. Such notice period for the Special Meeting may run concurrently with the notice period for the Hearing as provided in Section 3.2.
          (b) Such notice of the Special Meeting shall be accompanied by the Policyholders Information Statement, which shall contain information relevant to the Special Meeting, including a copy of this Plan and other explanatory information, all of which shall be in a form satisfactory to OCI.
          (c) SFM shall post the notice of the Special Meeting and the Policyholders Information Statement on SFM’s website. Such posting shall be made not later than the first mailing of the written notice of the Special Meeting and shall be in a form satisfactory to OCI.
ARTICLE V
THE CONVERSION
     5.1 Effect of the Conversion.
          (a) On the Effective Date and subject to the satisfaction of the conditions precedent in Section 2.2, SFM shall be converted from a mutual insurance company into a stock insurance corporation in accordance with Section 9 of Chapter 611.76 of the Wisconsin Statutes, and each Eligible Policyholder, as compensation for the extinguishment of such Eligible Policyholder’s Ownership Interests in SFM as of the Effective Date, shall receive an amount in cash equal to the Equitable Share of such Eligible Policyholder in the value of SFM as determined by the Appraisal Committee as of the Effective Date of the Conversion as provided in Section 4m of Chapter 611.76 of the Wisconsin Statutes after the payment of all costs incurred by SFM in connection with this Plan (the “Value”). The payment to each Eligible Policyholder shall be determined by the ratio that the net premiums such Eligible Policyholder has properly and timely paid to SFM on insurance policies in effect during the five years immediately preceding April 30, 2008 bears to the total net premiums received by SFM by all Eligible Policyholders during that five-year period times the Value.
          (b) SFM shall file the Amended and Restated Articles of Incorporation of SFS in the form of Appendix A to this Plan and the Amended and Restated Bylaws of SFS in the form of Appendix B to this Plan with OCI no later than the day before the Effective Date.
     5.2 Effectiveness of this Plan.
          (a) The Effective Date of this Plan shall be the date on which OCI issues a Certificate of Authority to SFS pursuant to Section 9 of Chapter 611.76 of the Wisconsin Statutes.
          (b) Upon the Effective Date:
               (i) SFM shall become a stock insurance corporation by operation of Chapter 611 of the Wisconsin Statutes.
               (ii) All Ownership Interests shall terminate and be extinguished and the Eligible Policyholders shall be entitled to receive in exchange therefor the cash payment provided in Section 5.3(a).
               (iii) The Articles of Incorporation of SFS in the form of Appendix A to this Plan shall become effective.
               (iv) The Bylaws of SFS in the form of Appendix B to this Plan shall become effective.
               (v) SFS shall be a continuation of SFM and the Conversion shall not annul or modify any of SFM’s existing suits, contracts or liabilities, except as expressly provided in this Plan. All rights, franchises and interests of SFM in and to property, assets and other interests shall be transferred by operation of law and vest in SFS, and SFS shall, by operation of law, assume all obligations and liabilities of SFM other than those terminated and extinguished by the effectiveness of this Plan. Appropriate changes to reflect the Conversion shall also be made to the insurance policies and other forms to be used by SFS.

In all other respects, the terms and conditions of the SFM policies will remain substantially unchanged.
               (vi) SFS shall exercise all rights and powers and shall perform all duties conferred or imposed by law on insurance corporations writing the classes of insurance written by it, and shall retain its rights and contracts existing before the Conversion, subject to the express provisions of this Plan.
               (vii) The directors and officers of SFM immediately prior to the Effective Date shall continue in office as the initial directors and officers of SFS until their respective successors are elected or appointed pursuant to the Amended and Restated Articles of Incorporation in the form of Appendix A to this Plan and the Amended and Restated Bylaws of SFS in the form of Appendix B to this Plan or until their earlier resignation, removal or death.
     5.3 Payment of Equitable Share of the Value to the Eligible Policyholders.
          (a) The Equitable Share of the Value to be paid to the Eligible Policyholders in exchange for the termination and extinguishment of their Ownership Interests shall be a one-time cash payment. This cash payment will be made by SFS to the Eligible Policyholders within 75 days after SFM has received a Form W-9 from such Eligible Policyholder, unless OCI approves a later date.
          (b) OCI retained StoneRidge Advisors, LLC, an independent investment banking firm, to assist the Appraisal Committee in its determination of the Value of SFM and approved the retention by SFM of North Avenue Associates as an independent real estate appraiser, to assist the Appraisal Committee in its determination of the fair market value of the real estate owned by SFM.
     5.4 Acquisition of Capital Stock by DGI.
          (a) On the Effective Date, DGI will purchase the Contribution Note from DM, and DM will sell the Contribution Note to DGI, for the principal amount thereof and the accrued but unpaid interest thereon. DGI will thereupon exchange the Contribution Note and the accrued but unpaid interest thereon for the issuance to DGI of one share of common stock, par value $1.00 per share, of the authorized capital stock of SFS for each $1.00 of the principal amount of, and accrued interest on, the Contribution Note, and DGI will return the Contribution Note to SFS marked “cancelled.”
          (b) On the Effective Date, DGI will make an additional capital contribution to SFS so that SFS’s surplus, after the payment of the Value to the Eligible Policyholders as set forth in Section 5.3 and conversion of the Contribution Note as contemplated in Section 5.4(b), shall be no less than $10.5 million.

          (c) On the Effective Date, DGI shall assume and be bound by the covenants of DM set forth in Section 5.9 of the Note Purchase Agreement to the same extent as if DGI had been an original party to the Note Purchase Agreement in lieu of DM.
ARTICLE VI
POLICIES
     6.1 Policies. For the purposes of this Plan, the term “Policy” means each original insurance policy that has been issued or assumed by SFM.
     6.2 Determination of Ownership. The Owner of any Policy as of any date specified in this Plan shall be determined by SFM on the basis of its records as of such date in accordance with the following provisions:
          (a) The Owner of a Policy shall be the holder of the Policy as shown in the records of SFM, as described with greater particularity in the remainder of this Section 6.2.
          (b) If an individual Policy contains ownership provisions and an Owner is named therein, then the Owner is the Person named as such in the Policy as shown in the records of SFM.
          (c) If an individual Policy does not contain ownership provisions, or contains such provisions but an Owner is not named therein, the owner of the property insured by the Policy, as shown in the records of SFM, shall be the Owner.
          (d) Except as otherwise set forth in this Article VI, the identity of the Owner of a Policy shall be determined without giving effect to any interest of any other Person in such Policy.
          (e) In any situation not expressly covered by the foregoing provisions of this Section 6.2, the policyholder, as reflected on the records of, and as determined in good faith by, SFM shall, subject to the contrary decision of OCI pursuant to Section 6.2(g), conclusively be presumed to be the Owner of such Policy for purposes of this Section 6.2, and, except for administrative errors, SFM shall not be required to examine or consider any other facts or circumstances.
          (f) The mailing address of an Owner as of any date for purposes of this Plan shall be the Owner’s last known address as shown in the records of SFM as of such date.
          (g) Any dispute as to the identity of the Owner of a Policy or the right to vote on this Plan or receive the one-time cash payment shall be resolved in accordance with the foregoing and such other procedures as may be acceptable to OCI.

     6.3 In Force. A Policy shall be deemed to be In Force as of any date for the purposes of this Plan if, as shown in SFM’s records:
          (a) As of such date, such Policy has been issued and remains in effect;
          (b) As of such date, such Policy has been terminated but the effective date of the termination is subsequent to such date;
          (c) As of such date, SFM has received an application, complete on its face, together with all required underwriting information and payment of the full initial premium for a Policy with an inception date on or before such date and such Policy has not terminated or been terminated with a date of termination effective prior to such date; or
          (d) A binder for a Policy with an inception date on or before such date has been issued, even though full consideration for the Policy has not yet been received by SFM and the binder has not terminated or been terminated with a date of termination effective prior to such date.
Any policy referred to in clauses (c) and (d) shall be deemed In Force if such Policy is issued as applied for and delivered in accordance with the terms of the application or binder.
ARTICLE VII
ADDITIONAL PROVISIONS
     7.1 No Compensation to Directors, Officers, Agents and Employees. No director, officer, agent or employee of SFM shall receive any fee, commission or other valuable consideration whatsoever from SFM or SFS, other than their usual salary and compensation, for in any manner aiding, promoting or assisting in the Conversion, except as provided for herein or as approved by OCI.
     7.2 Notices. If SFM complies substantially and in good faith with the requirements of this Plan and applicable provisions of the Wisconsin Statutes with respect to the giving of any required notice to the Voting Policyholders, its failure in any case to give such notice to any Person or Persons entitled thereto shall not impair the validity of the actions and proceedings taken under this Plan or Chapter 611 of the Wisconsin Statutes or entitle such Person to any injunctive or other equitable relief with respect thereto.
     7.3 Amendment or Withdrawal of this Plan. At any time prior to the Effective Date, the Board may, upon the recommendation of the Demutualization Committee, withdraw or, with OCI’s approval, amend this Plan. Nothing herein shall be construed to prevent SFM from amending its Restated Articles of Incorporation and Amended and Restated Bylaws in accordance with their respective terms and applicable law.

     7.4 Corrections. SFM may, until the Effective Date, by an instrument executed by its President, attested by its Secretary under its corporate seal and submitted to OCI, make such modifications to this Plan as are appropriate to correct errors, clarify existing items or make additions to correct manifest omissions in this Plan.
     7.5 Costs and Expenses; Indemnification.
          (a) All reasonable costs incurred by SFM related to this Plan and the transactions that are a part of the Conversion, including, without limitation, those costs attributable to the use of outside advisors by SFM, the Demutualization Committee, the Appraisal Committee, including the reasonable compensation of its members if so authorized by OCI, and OCI, shall be borne by SFM and such costs shall be subtracted from the value determined by the Appraisal Committee.
          (b) SFM shall also indemnify each member of the Appraisal Committee and shall hold each such member harmless against any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or investigative, in which such member is or is threatened to be made a party based in whole or in part out of, or pertaining to (i) the fact that member is or was a member of the Appraisal Committee or (ii) the Plan or any transaction contemplated by this Plan.
     7.6 Interpretation of this Plan. Subject to the provisions of Chapter 611 of the Wisconsin Statutes and, absent a contrary determination from OCI, the Chief Executive Officer of SFM or his designee shall have the power to interpret and construe this Plan and to determine all questions of eligibility, status and rights of Policies, Owners, Ownership Interests, Voting Policyholders, Eligible Policyholders and others. SFM recognizes that unforeseen circumstances may occur and questions may arise that are not specifically addressed by any provision of this Plan or applicable Wisconsin law, and the Chief Executive Officer of SFM or his designee shall have the right to resolve such questions when they do arise, absent a contrary determination by OCI. The determination of the Chief Executive Officer of SFM or his designee in all matters described in this Section 7.6 within his province shall be binding and conclusive.
     7.7 Governing Law. The terms of this Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin.
     IN WITNESS WHEREOF, SFM, by authority of the Board, has caused this Plan to be duly executed as of this 14th day of October, 2008.

SHEBOYGAN FALLS MUTUAL INSURANCE COMPANY
By:	/s/ Lee F. Wilcox
Lee F. Wilcox, President